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                                                                    EXHIBIT 21.1

                          Subsidiaries of the Company

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Subsidiary                                        State of Incorporation
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
Associated Suppliers, Inc.                              Oregon
Atlantic Industrial Supply Co., Inc.                    Massachusetts
Austin Ford Logan, Inc.                                 New York
B & J Industrial Supply Company                         Washington
Buford Bros., Inc.                                      Tennessee
Cardinal Machinery, Inc.                                Tennessee
Cramer Industrial Supplies, Inc.                        New York
Continental Air Tool, Inc.                              California
Dynamic Tool & Abrasives, Inc.                          Michigan
E.C. Blackstone Company                                 Georgia
Hawley Industrial Supplies, Inc.                        Connecticut
IDG Real Properties, Inc.                               Georgia
Industrial & Tool Suppliers, LLC                        Maine
J.J. Stangel Co.                                        Wisconsin
Knox Industrial Supplies, Inc.                          California
L.D. Supply, Inc.                                       Kansas
Northern Tool & Supply, Inc.                            Michigan
Petry & Morrow, Inc.                                    Pennsylvania
Refco, Inc.                                             Massachusetts
R. F. Ker Co., Inc.                                     Missouri
Shearer Industrial Supply Co.                           Pennsylvania
Slater Industrial Supplies, Inc.                        California
The Distribution Group, Inc.                            Georgia
The Innovative Distributor Group, Inc.                  Ohio
The New England Group
          Industrial Distributors, Inc.                 Connecticut
Tri-Star Industrial Supply, Inc.                        Missouri
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